EXHIBIT 10(d)
















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                                  AMENDMENT TO
                              EMPLOYMENT AGREEMENT

      In consideration of Maximilian de Clara's service to CEL-SCI Corporation (the "Company") as an executive officer for over twenty-three years, including serving for well over ten years without salary, loaning his personal funds to the Company to allow the Company to operate, and in recognition of the fact that the Company wants to continue to retain his valuable and essential services at least until the Company is well into its Phase III studies, the parties hereto agree as follows:

     1. The Employment Agreement between the Company and Mr. de Clara is extended to April 30, 2010.

     2. On:

                        September 8, 2006
                        March 8, 2007
                        September 8, 2007
                        March 8, 2008
                        September 8, 2008
                        March 8, 2009

     3. Each date above being a "Payment Date", the Company will issue Mr. de Clara shares of its common stock equal in number to the amount determined by dividing $200,000 by the average closing price of the Company's common stock for the twenty trading days preceding the Payment Date.

     4. Should Mr. de Clara's employment with the Company end for any reason, other than Mr. de Clara taking an executive position at a competing biopharmaceutical company, the date his employment terminates will be considered a Final Payment Date and within 10 days of the Final Payment Date the Company will issue Mr. de Clara shares of its common stock equal in number to the amount determined by dividing:

      (i) $200,000 multiplied by the number of Payment Dates listed in Section 2 which are subsequent to the Final Payment Date;
      (ii) by the average closing price of the Company's common stock for the twenty trading days preceding the Final Payment Date.

     5. The shares to be issued to Mr. de Clara will be issued pursuant to the Company's Stock Bonus Plan. Notwithstanding the foregoing Mr. de Clara agrees that he may not sell any shares he receives pursuant to this Amendment in the public market for a period of three years after the date the shares were issued.

Dated:  September 8, 2006         CEL-SCI CORPORATION

                                  By   /s/ Geert R. Kersten
                                       --------------------------------------
                                       Geert R. Kersten, Chief Executive Officer

                                       /s/ Maximilian de Clara
                                       --------------------------------------
                                       Maximilian de Clara